Exhibit 99.1


China Housing & Land Development, Inc.
--------------------------------------------------------------------------------
6 Youyi Dong Lu, Han Yuan 4 Lou o
Xi'an Shaanxi o P.R. China 710054 o
www.chldinc.com


FOR IMMEDIATE RELEASE

China Housing & Land Development to Begin Trading on the NASDAQ Capital Market under CHLN

Xi'an, China - May 13, 2008 - China Housing & Land Development, Inc., (OTC BB:
CHLN) a leading developer of residential and commercial properties in northwest China, today announced that it has received approval for listing on the Nasdaq Capital Market (NASDAQ), and its common stock will begin trading on the NASDAQ on a date to be announced soon. The stock's ticker symbol on NASDAQ will be "CHLN". The company's common stock will stop trading on the OTC Bulletin Board after the last market close before the stock debuts on NASDAQ.

China Housing & Land Development will be the first Chinese real estate development company to be traded on NASDAQ.

Mr. Pingji Lu, Chairman and Chief Executive Officer of China Housing & Land Development, Inc., said, "We are very pleased to have our common stock begin trading on the NASDAQ Capital Market. It marks another significant milestone in our development and demonstrates our efforts to maximize shareholder value. We believe that trading on NASDAQ will increase the company's visibility and create higher trading volume and increased liquidity. This will also further enhance our ability to pursue potential opportunities as we deliver attractive results for our shareholders."

Mr. Lu also mentioned that the recent earthquake in the Sichuan province of China has not affected the company's previously built real estate properties or those currently under construction.

China Housing & Land Development, Inc.
--------------------------------------------------------------------------------
6 Youyi Dong Lu, Han Yuan 4 Lou o
Xi'an Shaanxi o P.R. China 710054 o
www.chldinc.com


About China Housing & Land Development, Inc.
--------------------------------------------

Based in Xi'an, the capital city of Shaanxi province in China, China Housing & Land Development, Inc., is a leading private developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

In 2006, China Housing & Land Development, Inc., became a U.S. publicly traded company, registered in the state of Nevada. By leveraging its strong relationships with China's local state authorities, China Housing & Land Development has been able to capitalize on the supply of available land and develop residential and commercial properties, further increase China Housing's brand recognition, and outperform its competitors in medium size residential and commercial real estate developments in greater Xi'an.

About NASDAQ
------------

NASDAQ(R) is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all sectors of business, including technology, retail, communications, financial services, transportation, media, and biotechnology. For more information about NASDAQ, please visit the NASDAQ website at www.nasdaq.com or the NASDAQ Newsroom(SM) at www.nasdaq.com/newsroom.

Safe Harbor
-----------

This news release may contain forward-looking information about China Housing & Land Development, Inc., which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

China Housing & Land Development, Inc.
--------------------------------------------------------------------------------
6 Youyi Dong Lu, Han Yuan 4 Lou o
Xi'an Shaanxi o P.R. China 710054 o
www.chldinc.com


Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing & Land Development, Inc.'s public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in the attachments is as of May 13, 2008, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under applicable law.

                                     # # #

China Housing & Land Development news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Contacts for investors and media

Jing Lu, Vice President & Board Secretary
+86  29.8258.2632 in Xi'an o jinglu@chldinc.com

William Xin, Chief Financial Officer
+86  150.9175.2090 in Xi'an
+1  917.371.9827 in San Francisco o william.xin@chldinc.com

Tom Myers, Christensen Investor Relations
+86  139.1141.3520 in Beijing o tmyers@christensenir.com

Kathy Li, Christensen Investor Relations
+1  212.618.1978 in New York o kli@christensenir.com